 EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The following is a list of Solutia's subsidiaries as of December 31, 2007, except for unnamed subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Percentage of
Voting Power
Owned by
Solutia
----------------

Monchem, Inc.	100%
Monchem International, Inc.	100%
Solutia Systems, Inc.	100%
Solutia Europe S.A./N.V.	100%
Solutia Services International SCA/Comm, VA	100%
CPFilms Inc.	100%
Solchem Netherlands C.V	100%
Flexsys Coordination Center N.V.	100%
Flexsys Holdings B.V.	100%
Solutia U.K. Investments Limited	100%
Flexsys N.V.	100%
Solutia U.K. Limited	100%
Solutia Netherlands Holdings B.V.	100%
Flexsys America L.P.	100%
Solutia U.K. Holdings Limited	100%
Flexsys Verwaltungs- und Beteiligungsgesellschaft (VuB) GmbH	100%
Solutia Investment LLC	100%
Flexsys Chemicals (M) Sdn Bhd	100%
Flexsys Verkauf GmbH	100%
Solutia Tlaxcala S.A de C.V.,	100%
Solutia Performance Products Suzhou Co., Limited	100%
Flexsys KK	100%
Flexsys AG	100%
Solutia Brasil Ltda	100%
Flexsys SARL	100%
Solutia Singapore Pte. Limited	100%
Solutia Canada Inc	100%
Flexsys S.p.A.	00%
Flexsys Industria e Comercio Ltda	100%
Solutia Therminol Co., Ltd.	60%
Solutia Greater China, Inc	100%
Solutia Chemicals India Private	100%
Flexsys Asia Pacific Sdn Bhd	100%